EXHIBIT 99.1
Barracuda Reports First Quarter Fiscal 2017 Results

•	Q1 total revenue grew 11% year-over-year to $86.7 million

•	Q1 GAAP earnings per share of $0.05, and non-GAAP earnings per share of $0.20

•	Total active subscribers exceeded 286,000
CAMPBELL, Calif., July 7, 2016 – Barracuda Networks, Inc. (NYSE: CUDA), a leading provider of cloud-enabled security and data protection solutions, today announced results for its first quarter fiscal 2017 that ended May 31, 2016.
"We delivered strong results in the quarter and exceeded guidance on revenue, billings and earnings per share. We grew revenue 11% year-over-year and more than doubled our non-GAAP earnings when compared with the first quarter of last year," said BJ Jenkins, president and CEO. "Our performance in the quarter was largely driven by execution on our strategy, which includes focusing our efforts to be the leader in security and data protection for our customers and expanding our routes to market, specifically in the MSP and public cloud channels. We made solid progress on these initiatives in the first quarter, and as a result, we believe we are building market momentum, and expect continued growth in our core product areas and in our bottom-line."
First Quarter Fiscal 2017 Financial Summary

•
Total revenue increased 11% to $86.7 million, compared with $78.0 million in the first quarter of fiscal 2016. Recurring subscription revenue grew to $65.3 million, up 20% from $54.3 million in the first quarter of fiscal 2016, representing 75% of total revenue, and Appliance revenue was $21.3 million, compared with $23.7 million in the first quarter of fiscal 2016.

•
Gross billings were $98.2 million, compared with $94.3 million in the first quarter of fiscal 2016. The number of active subscribers grew approximately 14% to over 286,000 and the dollar-based renewal rate was 93% for the quarter.

•
GAAP net income was $2.8 million, or $0.05 per share, based on a diluted share count of 52.9 million, compared to a GAAP net loss of $3.8 million, or $0.07 per share, in the first quarter of fiscal 2016.

•
Non-GAAP net income was $10.7 million, or $0.20 per share, based on a diluted share count of 52.9 million. Non-GAAP net income excludes $7.9 million in stock-based compensation expense, $1.9 million in amortization of intangibles, $1.3 million of income tax effect, $1.0 million in other income and $0.4 million in acquisition and other non-recurring charges.

Management Changes
As previously announced, Hatem Naguib and Ezra Hookano have joined Barracuda as vice presidents to drive the security business and channel management, respectively, as well as strengthen the leadership team and drive focus in our strategic areas.
After over ten successful years with Barracuda, David Faugno will be stepping down as CFO on August 1, and Dustin Driggs, Barracuda’s chief accounting officer and worldwide controller since 2012, will replace Faugno as Barracuda’s CFO. "Dave has helped build Barracuda from its earliest days to become the business that so many of our customers rely upon today," said Jenkins. "His contributions to our success have been significant, not the least of which is the tremendous team he has built and grown. He has been grooming Dustin for this position as part of our succession planning, and he and I are confident that Dustin will do a great job leading the organization through its next chapter. We are also fortunate to have Dave continue to help us as an advisor to support a smooth transition."
Driggs has been with Barracuda since 2007, and prior to joining Barracuda, worked at Cisco Systems, Inc. in a variety of financial leadership roles. Driggs began his career in public accounting with Coopers and Lybrand and holds a B.S. in Accounting from Loyola Marymount University and an M.B.A. from Santa Clara University.
Recent Company Highlights

•
Expanded MSP Security Portfolio - Announced availability of Barracuda NextGen Firewall - Intronis MSP Edition, providing managed service providers with a comprehensive way to easily deploy and manage next-generation firewall technology for customers adopting cloud-based applications and operating dispersed network environments.

•
Continued Public Cloud Momentum - Recognized as 2016 Microsoft Azure Certified ISV Solution Partner of the Year based on Barracuda’s continued technology innovation in offering solutions designed to help customers seamlessly move workloads and applications into Azure.

Conference Call Information
Barracuda will host a conference call and corresponding live webcast at 1:30 p.m. PT today. To access the conference call, dial 1-855-560-2573 for the U.S. or 1-412-542-4159 for international callers. The webcast will be available live on the investor relations section of the company's website at investors.barracuda.com, and via replay beginning approximately one hour after the completion of the call for a period of one year. An audio replay of the call will be available to investors beginning at approximately 5:00 p.m. PT today through July 14, 2016 by dialing 1-877-344-7529 in the U.S. or 1-412-317-0088 for international callers, and entering conference ID 10087504. Additional information can be found in an accompanying supplemental investor slide presentation located at investors.barracuda.com.
Forward-Looking Statements
This announcement contains forward-looking statements related to our strategy and focus areas, and potential results from new initiatives and new channels and go-to-market strategies that involve risks and uncertainties, including statements regarding our expectations regarding financial performance, the potential impact of our new and updated products. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for our products and services; a highly competitive business environment for network security and storage solutions; the company’s effectiveness in controlling expenses; the effects of significant developments in IT infrastructure deployments, particularly cloud computing; the impact of foreign currency fluctuations; the possibility that we might experience delays in the development of new technology and products; risks related to pending or future acquisitions; customer response to our new technology and products; risks related to pending or future litigation and regulatory matters; a dependency on third parties for certain components of our products and the impact of changes in our management team. The company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.
Non-GAAP Financial Measures
Barracuda provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income, non-GAAP operating income, adjusted EBITDA and adjusted free cash flow. In preparing our non-GAAP information, we have excluded certain amounts as set forth in the attached financial tables and footnotes. We believe that excluding these items provides both management and investors with additional insight into our current operations and the trends affecting the company. In particular, management finds it useful to exclude these items in order to more readily correlate the company's operating activities with the company's ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Condensed Consolidated Statements of Operations for the periods presented in this release, which exclude certain amounts as set forth in the attached financial tables and footnotes for these periods. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the company's ongoing performance as a business. Barracuda uses both GAAP and non-GAAP measures to evaluate and manage its operations.
About Barracuda Networks Inc. (NYSE: CUDA)
Barracuda (NYSE: CUDA) simplifies IT with cloud-enabled solutions that empower customers to protect their networks, applications, and data, regardless of where they reside. These powerful, easy-to-use and affordable solutions are trusted by more than 150,000 organizations worldwide and are delivered in appliance, virtual appliance, cloud and hybrid deployments. Barracuda's customer-centric business model focuses on delivering high-value, subscription-based IT solutions that provide end-to-end network and data security. For additional information, please visit barracuda.com.

Barracuda Networks, Barracuda and the Barracuda Networks logo are registered trademarks or trademarks of Barracuda Networks, Inc. in the US and other countries.

Contacts:
Investor Relations: Maria Riley; +1 415-217-7722; ir@barracuda.com
Corporate Communications: Mary Catherine Petermann; +1 404-307-6290; mc@barracuda.com

Barracuda Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	As of May 31, 2016	As of February 29, 2016
Assets
Current assets:
Cash and cash equivalents	$126,982	$118,654
Marketable securities	39,727	36,394
Accounts receivable, net of allowance for doubtful accounts	35,501	36,520
Inventories, net	6,011	5,648
Deferred costs	32,072	31,943
Other current assets	13,255	12,450
Total current assets	253,548	241,609
Property and equipment, net	31,468	31,910
Deferred costs, non-current	26,989	27,019
Deferred income taxes, non-current	2,993	2,992
Other non-current assets	8,039	7,293
Intangible assets, net	37,516	39,386
Goodwill	70,160	69,595
Total assets	$430,713	$419,804
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$12,696	$15,939
Accrued payroll and related benefits	12,521	12,371
Other accrued liabilities	20,031	19,495
Deferred revenue	236,856	235,411
Note payable	273	268
Total current liabilities	282,377	283,484
Long-term liabilities:
Deferred revenue, non-current	156,216	157,363
Deferred income taxes, non-current	2,678	2,478
Note payable, non-current	4,044	4,115
Other long-term liabilities	4,654	4,462
Stockholders’ deficit:
Common stock	52	52
Additional paid-in capital	346,993	337,439
Accumulated other comprehensive loss	(3,838)	(4,509)
Accumulated deficit	(362,463)	(365,080)
Total stockholders’ deficit	(19,256)	(32,098)
Total liabilities and stockholders’ deficit	$430,713	$419,804

Barracuda Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share information)
(Unaudited)

	Three Months Ended May 31,
	2016	2015
Revenue:
Appliance	$21,333	$23,682
Subscription	65,321	54,292
Total revenue	86,654	77,974
Cost of revenue	20,241	15,966
Gross profit	66,413	62,008
Operating expenses:
Research and development	19,207	18,000
Sales and marketing	31,330	34,132
General and administrative	10,772	10,698
Total operating expenses	61,309	62,830
Income (loss) from operations	5,104	(822)
Other income (expense), net	990	(568)
Income (loss) before income taxes	6,094	(1,390)
Provision for income taxes	(3,310)	(2,442)
Net income (loss)	$2,784	$(3,832)
Net income (loss) per share:
Basic	$0.05	$(0.07)
Diluted	$0.05	$(0.07)
Weighted-average shares used to compute net income (loss) per share:
Basic	52,285	52,996
Diluted	52,854	52,996

Barracuda Networks, Inc.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(in thousands)
(Unaudited)

	Three Months Ended May 31,
	2016	2015
GAAP cost of revenue	$20,241	$15,966
Amortization of intangible assets (1)	1,276	404
Depreciation expense (2)	1,612	1,032
Stock-based compensation expense (3)	298	211
Non-GAAP cost of revenue	$17,055	$14,319
GAAP sales and marketing expense	$31,330	$34,132
Amortization of intangible assets (1)	600	174
Depreciation expense (2)	53	26
Stock-based compensation expense (3)	1,848	1,550
Acquisition and other non-recurring charges (4)	—	(325)
Non-GAAP sales and marketing expense	$28,829	$32,707
GAAP research and development expense	$19,207	$18,000
Depreciation expense (2)	153	169
Stock-based compensation expense (3)	2,464	1,835
Acquisition and other non-recurring charges (4)	217	1,105
Non-GAAP research and development expense	$16,373	$14,891
GAAP general and administrative expense	$10,772	$10,698
Depreciation expense (2)	587	369
Stock-based compensation expense (3)	3,327	2,948
Acquisition and other non-recurring charges (4)	175	293
Non-GAAP general and administrative expense	$6,683	$7,088
GAAP total expense	$81,550	$78,796
Amortization of intangible assets (1)	1,876	578
Depreciation expense (2)	2,405	1,596
Stock-based compensation expense (3)	7,937	6,544
Acquisition and other non-recurring charges (4)	392	1,073
Non-GAAP total expense	$68,940	$69,005
Depreciation expense (2)	2,405	1,596
Non-GAAP total expense including depreciation	$71,345	$70,601

Barracuda Networks, Inc.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(in thousands, except per share information)
(Unaudited)

	Three Months Ended May 31,
	2016	2015
GAAP operating income (loss)	$5,104	$(822)
Amortization of intangible assets (1)	1,876	578
Stock-based compensation expense (3)	7,937	6,544
Acquisition and other non-recurring charges (4)	392	1,073
Non-GAAP operating income	$15,309	$7,373
GAAP net income (loss)	$2,784	$(3,832)
Amortization of intangible assets (1)	1,876	578
Stock-based compensation expense (3)	7,937	6,544
Acquisition and other non-recurring charges (4)	392	1,073
Income tax effect on non-GAAP exclusions (5)	(1,287)	240
Other expense (income) adjustments (6)	(977)	534
Non-GAAP net income	$10,725	$5,137
Non-GAAP diluted earnings per share (7)	$0.20	$0.09
Weighted-average shares used to compute diluted earnings per share	52,854	55,034

(1)
Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets, as well as certain losses on disposal and impairment of such assets, that primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

(2)
Depreciation Expense. We provide non-GAAP information which excludes depreciation expense related to the amortization of property and equipment, as well as certain losses from disposal of such assets. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.

(3)
Stock-Based Compensation Expense. We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.

(4)
Acquisition and Other Non-Recurring Charges. We exclude certain expense items resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these charges allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The charges include: (i) costs and settlements associated with an internal investigation of export control compliance and (ii) legal, valuation consulting and other expenses incurred in connection with acquisitions, the fair value remeasurements of contingent considerations, the payments made under the terms of certain acquisition agreements and other non-recurring expenses.

(5)
Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business. Excluded items include, but are not limited to: (i) amortization expense of intangible assets, (ii) stock-based compensation expense, (iii) acquisition and other non-recurring charges, and (iv) quarterly changes to the valuation allowance previously established.

(6)
Other expense (income) adjustments. We provide non-GAAP information that excludes the effect of certain other income and losses. These adjustments consist of realized gains and losses from the sale of marketable securities and foreign currency remeasurement gains and losses. For all non-functional currency account balances, the remeasurement of such balances to the functional currency will result in either a foreign exchange gain or a loss which is recorded in other income (expense), net. We believe that eliminating these items from our non-GAAP measures is useful to investors, because foreign currency remeasurement adjustments can be inconsistent in amount and can vary from period to period.

(7)
Non-GAAP Diluted Earnings Per Share. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount is calculated based on our non-GAAP net income divided by the weighted-average diluted shares outstanding for the period.

Barracuda Networks, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended May 31,
	2016	2015
GAAP net income (loss)	$2,784	$(3,832)
Deferred revenue, end of period	393,072	381,003
Less: Deferred revenue, beginning of period	(392,774)	(372,862)
Less: Deferred costs, end of period	(59,061)	(59,255)
Deferred costs, beginning of period	58,962	57,936
Other expense (income), net	(990)	568
Provision for income taxes	3,310	2,442
Acquisition and other non-recurring charges	392	1,073
Stock-based compensation expense	7,937	6,544
Amortization of intangible assets	1,876	578
Depreciation expense	2,405	1,596
Adjusted EBITDA (1)	$17,913	$15,791

(1)
Adjusted EBITDA. We define adjusted EBITDA as net income (loss) plus increases in deferred revenue and increases in the associated deferred costs, plus non-cash and non-operating charges which include: (i) other expense (income), net, (ii) provision for income taxes, (iii) acquisition and other non-recurring charges, (iv) stock-based compensation expense, (v) amortization of intangible assets, including certain losses on disposal and impairment of intangible assets, and (vi) depreciation expense, including certain losses on disposal of fixed assets. The deferred revenue balances for the periods presented exclude any remaining acquisition date deferred revenue amounts assumed in connection with our acquisition of C2C Systems Limited, which closed in the second quarter of fiscal 2015. We believe adjusted EBITDA provides an indication of profitability from our operations, and provides a consistent measure of our performance from period to period.

Barracuda Networks, Inc.
Reconciliation of GAAP Cash Flows from Operating Activities to Adjusted Free Cash Flow
(in thousands)
(Unaudited)

	Three Months Ended May 31,
	2016	2015
GAAP cash flows from operating activities	$12,114	$6,302
Purchases of property and equipment	(1,949)	(1,876)
Acquisition and other non-recurring charges (1)	745	886
Adjusted free cash flow (2)	$10,910	$5,312

(1)
Acquisition and Other Non-Recurring Charges. We exclude the cash flow impact resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these cash outflows allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The cash flows include: (i) payments associated with an internal investigation of export control compliance and (ii) payments related to legal, valuation consulting and other expenses incurred in connection with acquisitions, as well as the payments under the terms of certain acquisition agreements and other non-recurring expenses.

(2)
Adjusted Free Cash Flow. We define adjusted free cash flow as cash flows from operating activities less the purchases of property and equipment plus the cash flow effect of acquisition and other non-recurring charges. We believe that adjusting free cash flow to exclude these charges allows us to better compare results from period to period in order to assess the ongoing free cash flow of our business. We believe adjusted free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions, investments in the business and funding ongoing operations.

Barracuda Networks, Inc.
Reconciliation of GAAP Revenue to Gross Billings
(in thousands)
(Unaudited)

	Three Months Ended May 31,
	2016	2015
GAAP Revenue	$86,654	$77,974
Total deferred revenue, end of period	393,072	381,003
Less: total deferred revenue, beginning of period	(392,774)	(372,862)
Deferred revenue adjustments	11,249	8,159
Total change in deferred revenue and adjustments	11,547	16,300
Gross billings (1)(2)	$98,201	$94,274

(1)
Gross Billings. We define gross billings as total revenue plus the change in deferred revenue and other adjustments, which primarily consist of returns and reserves with respect to the 30-day right of return we provide to customers, as well as rebates for certain channel partner activities. The deferred revenue balances for the periods presented exclude any remaining acquisition date deferred revenue amounts assumed in connection with our acquisition of C2C Systems Limited, which closed in the second quarter of fiscal 2015. We believe that gross billings provide insight into the sales of our solutions and performance of our business.

(2)
In order to determine how our business performed exclusive of the effect of foreign currency fluctuations, we compare the percentage change in our gross billings from one period to another using a constant currency. To present this gross billings information, the current and comparative prior period results for entities that operate in other than U.S. dollars are converted into U.S. dollars at constant exchange rates. For example, the rates in effect at May 31, 2015, which was the last day of our prior fiscal year’s comparable quarter, were used to convert current and comparable prior period gross billings rather than the actual exchange rates in effect during the respective period.

Barracuda Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended May 31,
	2016	2015
Operating activities
Net income (loss)	$2,784	$(3,832)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and impairment expense	4,281	2,174
Stock-based compensation expense	7,937	6,544
Excess tax benefits from equity compensation plans	(141)	(2,144)
Deferred income taxes	261	145
Other	(225)	337
Changes in operating assets and liabilities:
Accounts receivable, net	1,015	(2,339)
Inventories, net	(363)	(263)
Income taxes, net	1,452	2,289
Deferred costs	(26)	(1,379)
Other assets	(1,669)	283
Accounts payable	(3,283)	(3,113)
Accrued payroll and related benefits	69	(61)
Other liabilities	(255)	(352)
Deferred revenue	277	8,013
Net cash provided by operating activities	12,114	6,302
Investing activities
Proceeds from the sale of marketable securities	5,351	3,203
Proceeds from the maturity of marketable securities	3,831	3,026
Purchases of marketable securities	(11,572)	(8,493)
Purchases of property and equipment	(1,949)	(1,876)
Purchases of non-marketable investments	(636)	—
Business combinations, net of cash acquired	(183)	—
Net cash used in investing activities	(5,158)	(4,140)
Financing activities
Proceeds from issuance of common stock	3,031	3,248
Taxes paid related to net share settlement of equity awards	(1,554)	(2,176)
Repurchases of common stock	(280)	—
Employee loans extended, net of repayment	(34)	(276)
Excess tax benefits from equity compensation plans	141	2,144
Repayment of note payable	(67)	(63)
Other	—	(156)
Net cash provided by financing activities	1,237	2,721
Effect of exchange rate changes on cash and cash equivalents	135	(194)
Net increase in cash and cash equivalents	8,328	4,689
Cash and cash equivalents at beginning of period	118,654	151,373
Cash and cash equivalents at end of period	$126,982	$156,062